                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                               ONE COMMERCE SQUARE
                               2005 MARKET STREET
                             PHILADELPHIA, PA 19103


                            IMPORTANT ANNUAL MEETING


                                                                    July 1, 2002

Dear Fellow Shareholder:
         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Lincoln National Convertible Securities Fund, Inc. (the "Fund") to be held on Thursday, August 15, 2002 at the offices of Delaware Investments, Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania at 10:00 a.m. (EDT). Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

         The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of your Fund and directors and officers will be present to respond to any questions you may have.

                                     CAUTION

         For the third consecutive year, Mr. Phillip Goldstein, a dissident shareholder, has announced his intention to commence a proxy contest in opposition to your Board of Directors. WE URGE YOU TO REJECT MR. GOLDSTEIN'S SOLICITATION -- DO NOT SIGN ANY PROXY CARD HE MAY SEND YOU. WHILE IT IS UNFORTUNATE THAT WE MUST ONCE AGAIN DEVOTE YOUR FUND'S RESOURCES TO REPELLING MR. GOLDSTEIN, PLEASE BE ASSURED THAT YOUR BOARD OF DIRECTORS WILL CONTINUE TO ACT IN THE BEST INTEREST OF ALL FUND SHAREHOLDERS.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED NEW WHITE PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU HAVE ALREADY MAILED THE PROXY CARD WE SENT YOU BEFORE MR. GOLDSTEIN BEGAN HIS LATEST PROXY CONTEST. PLEASE ACT AT YOUR FIRST CONVENIENCE.

         On behalf of your Fund's Board of Directors, thank you for your continued interest and support.

                                                                 Sincerely,


                                                                 David K. Downes
                                                                 President

--------------------------------------------------------------------------------
                                    IMPORTANT

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SEND MR. GOLDSTEIN A MESSAGE THAT YOU HAVE HAD ENOUGH OF HIS DISRUPTIVE AND COSTLY PROXY CONTESTS. PLEASE SIGN, DATE AND MAIL YOUR NEW WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SHAREHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY CALL D. F. KING & CO., INC., WHICH IS ASSISTING US, TOLL-FREE AT 1-800-659-5550.
--------------------------------------------------------------------------------

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

   The Annual Meeting of Stockholders of LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund") will be held at the offices of Delaware Investments, Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania, on Thursday, August 15, 2002 at 10:00 a.m. (EDT), for the following purposes.

     1. To elect seven Directors for the Fund to hold office until their successors are elected and qualified.

     2. To act upon two shareholder proposals submitted by Phillip Goldstein if properly presented at the Annual Meeting.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Stockholders of record at the close of business on May 1, 2002 are entitled to notice of and to vote at the Annual Meeting.

                               By order of the Board of Directors.

                               /s/ David F. Connor
                               -----------------------------------
                               David F. Connor
                               Secretary

July 1, 2002

                             YOUR VOTE IS IMPORTANT

                             YOUR VOTE IS IMPORTANT

 WE NEED YOUR VOTE TO SEND MR. GOLDSTEIN A MESSAGE THAT YOU HAVE HAD ENOUGH OF HIS DISRUPTIVE AND COSTLY PROXY CONTESTS. PLEASE MARK PREFERENCES, SIGN, DATE
    AND PROMPTLY MAIL YOUR NEW WHITE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE EVEN IF YOU HAVE ALREADY MAILED THE PROXY CARD WE SENT YOU BEFORE MR.
          GOLDSTEIN BEGAN HIS LATEST PROXY CONTEST. PLEASE ACT TODAY!

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                              ONE COMMERCE SQUARE
                               2005 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103

                                PROXY STATEMENT
           Annual Meeting of Stockholders to be held August 15, 2002

     The Board of Directors of Lincoln National Convertible Securities Fund, Inc. (the "Fund") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on August 15, 2002 at 10:00 a.m.
(EDT) at the offices of Delaware Investments, Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania, or at any adjournment of that meeting.

     The Fund's most recent annual report was previously mailed to shareholders. The Fund will furnish, without charge, a copy of its annual report to a stockholder upon request made to Delaware Service Company, Inc. ("DSC"), the Fund's administrator, One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103, or by calling 1-800-523-1918.

   The purpose of the Annual Meeting is to consider the Proposals listed on the accompanying Notice. The Board of Directors of the Fund urges you to complete, sign, date and mail promptly the NEW WHITE Proxy Card (or Cards) included with the Proxy Statement, whether or not you intend to be present at the Annual Meeting. It is important that you provide voting instructions promptly to help ensure a quorum for the Annual Meeting. A proxy may be revoked at any time before it is voted by submission to the Fund of a later dated proxy, by notice in writing to the Fund, or by the stockholder's attendance and vote at the Annual Meeting. If your shares are held in the name of your broker, you will have to make arrangements with your broker to revoke any previously executed proxy. If the proxy is not revoked, the shares represented by such proxy will be voted according to the instructions on the Proxy Card or, if not marked, the proxies will vote on each Proposal in accordance with the recommendation of Fund management as indicated on the Proxy Card. The Board of Directors recommends strongly that you vote "FOR" Proposal No. 1 (Election of Directors) and "AGAINST" Proposal No. 2 and Proposal No. 3. (Mr. Goldstein's shareholder proposals). The proxies will also be authorized to vote in their discretion on any other matter which may properly come before the Annual Meeting. If you sign and return a Proxy Card, you may still attend the Annual Meeting and vote your shares in person. Votes cast using proxy cards sent to shareholders before Mr. Goldstein commenced his latest proxy contest will be counted with respect to the election of Directors unless revoked in the manner described above. Shareholders should note, however, that such proxy cards did not provide shareholders with an opportunity to vote on Mr. Goldstein's proposals. Because of the importance of these matters, you are strongly urged to vote against Mr. Goldstein's proposals on the NEW WHITE proxy card enclosed with this proxy statement. The shares of shareholders who do not return NEW WHITE proxy cards (and who previously returned a proxy card which did not contain Mr. Goldstein's proposals) will not be voted on Mr. Goldstein's proposals should Mr. Goldstein solicit proxies for them. If your shares are held of record by a broker and you wish to vote in person at the Annual Meeting, you should obtain a Legal Proxy from your broker of record and present it at the Annual Meeting.

     The number of votes needed to approve the Proposals varies. The voting requirements are described within each Proposal. Broker non-votes and abstentions will be included for purposes of determining whether a quorum is present for the Fund at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners entitled to vote and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be treated as votes present at the Annual Meeting, but will not be treated as votes cast. They therefore would have no effect on Proposals which require a plurality or a majority of votes cast for approval.

     In the event that a quorum is not present, or if sufficient votes are not received for the adoption of any Proposal, management may determine to propose an adjournment or adjournments of the Annual Meeting. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the Annual Meeting in person or by proxy. In such circumstances, the persons named as proxies will vote in favor of any proposed adjournment. In addition, the bylaws of the Fund permit the Board to postpone any previously scheduled annual meeting if the Board determines that such action is appropriate under the circumstances.

     Stockholders of record at the close of business on May 1, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On that date, the Fund had 6,087,075 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote at the Annual Meeting.

     This Proxy Statement and accompanying Proxy Card are being mailed on or about July 1, 2002. The solicitation of proxies will be largely by mail but may include telephonic, telegraphic or other electronic means, or by personal contacts by Directors and officers of the Fund or regular employees of the Fund's investment adviser (the "Adviser") and its affiliates, and/or employees of DSC or employees of the Fund's stock transfer agent, Mellon Investor Services LLC. As noted below under "Solicitation of Proxies," the Fund has also engaged the services of a proxy solicitor to assist in the solicitation of proxies. The Fund's Adviser is Delaware Management Company, a series of Delaware Management Business Trust, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103.

                   PHILLIP GOLDSTEIN COMMENCES PROXY CONTEST

     As you may be aware, Mr. Phillip Goldstein of Opportunity Partners, L.P. has announced his intention to commence a hostile proxy contest, and fund management believes that he will mail his own proxy solicitation materials (the "Dissident Proxy") to our shareholders. Though he threatened to commence a proxy contest earlier this year, Mr. Goldstein filed his opposition proxy soliciting materials only 11 days prior to our regularly scheduled annual meeting, causing the Board to reschedule the Annual Meeting to permit shareholders sufficient time to consider the issues and cast informed votes. It is expected that Mr. Goldstein will attempt to solicit your vote for the purpose, among other things, of electing his dissident nominees to the Board and taking control over your Fund. As described more fully below, the Directors believe that Mr. Goldstein's solicitation is designed to further Mr. Goldstein's own personal agenda, which is reflected in his other proposal addressed below. The Directors' reasons for strongly opposing Mr. Goldstein's proposals are set forth in the Opposition Statements included in this Proxy Statement. Please give this material your careful attention.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     On December 19, 2001, the Board of Directors unanimously approved a change to the Fund's Articles of Incorporation declassifying the Board of Directors. Articles Supplementary were subsequently filed in the State of Maryland to effectuate the decision of the Board. As a result, all seven Directors will be elected at the Annual Meeting to hold office until the 2003 annual meeting and their successors are elected and qualified.

     Except as otherwise directed on the Proxy Card, the persons named as proxies will vote "FOR" the election of the nominees for Directors listed below. Each of the nominees has consented to be a nominee and to serve as a Director if elected. In the event that any of the nominees should become unavailable for election as a Director, the persons named in the accompanying proxy intend to vote for such substitute as the Board of Directors of the Fund may select.

     Required Vote. Under Maryland law, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected.


INFORMATION ON THE BOARD OF DIRECTORS

                                                               Principal                        Number of              Other
      Name,                  Position(s)                      Occupation(s)                Portfolios in Fund      Directorships
     Address                 Held with      Length of Time        During                  Complex* Overseen          Held by
   and Birthdate             Registrant        Served          Past 5 Years                  by Director             Director
------------------------------------------------------------------------------------------------------------------------------------

Interested Directors

David K. Downes(1)           President        1 Year      Executive Vice President, Chief           2            President and
2005 Market Street           and Director                    Operating Officer and                             Director/Trustee of
Philadelphia, PA 19103                                      Chief Financial Officer,                             33 investment
                                                           Delaware Management Company;                           companies in
January 8, 1940                                              Chairman, President and                              the Delaware
                                                          Chief Executive Officer, Delaware                    Investments family
                                                             Service Company, Inc.;                                of funds
                                                            Mr. Downes has served in
                                                            various executive capacities                       Director/President,
                                                             at different times at                              Lincoln National
                                                             Delaware Investments.                              Income Fund, Inc.


Richard M. Burridge, Sr.(2)  Director         17 Years        Vice President,                       2          Director, Lincoln
  1 North Wacker Drive                                       UBS/PaineWebber                                    National Income
     Suite 2500                                              (since 2000);                                        Fund, Inc.
  Chicago, IL 60606                                             Chairman,
                                                          The Burridge Group, Inc.
   March 19, 1929                                               (1996-2000).


H. Thomas McMeekin(3)        Director         12 Years           Managing Director,                 2            Director, Lincoln
100 Mulberry Street                                       Prudential Investment Management                        National Income
Gateway Center Four                                       (since 2001); Managing Partner,                           Fund, Inc.
   7th Floor                                              Griffin Investments (since 2000);
  Newark, NJ 07102                                          Executive Vice President and
                                                             Chief Investment Officer -
  June 17, 1953                                                  Fixed Income,
                                                          Delaware Investments (1999-2000);
                                                           President and Director, Lincoln
                                                             Investment Management, Inc.,
                                                           Executive Vice President and
                                                             Chief Investment Officer,
                                                           Lincoln National Corporation
                                                                  (until 2000).


------------
*    The Fund Complex is comprised of the Fund and Lincoln National Income Fund,
     Inc.
(1) Mr. Downes is considered to be an "interested director" because he is an executive officer of the Fund's Adviser and accounting service provider. Mr. Downes acquired shares of common stock of Lincoln National Corporation
     (LNC), of which the Adviser is a wholly-owned subsidiary, in the ordinary course of business during 2001, but those transactions involved substantially less than 1% of the outstanding shares of common stock of LNC.
(2) Mr. Burridge is considered to be an "interested director" by virtue of his affiliation with a registered broker-dealer.
(3) Mr. McMeekin is considered to be an "interested director" because prior to July 2000 he was an executive officer of Delaware Investments and Lincoln National Corporation (LNC), of which the Fund's Adviser is a wholly-owned subsidary. In addition, Mr. McMeekin currently owns shares of LNC and is affiliated with a registered broker-dealer.

                                                               Principal                    Number of              Other
      Name,                  Position(s)                      Occupation(s)             Portfolios in Fund      Directorships
     Address                 Held with      Length of Time        During               Complex* Overseen          Held by
   and Birthdate             Registrant        Served          Past 5 Years               by Director             Director
------------------------------------------------------------------------------------------------------------------------------------

Independent Directors

  Thomas L. Bindley            Director       4 Years       President, Bindley                  2             Director, Midas, Inc.
707 Skokie Boulevard                                        Capital Corporation                              and Lincoln National
     Suite 600                                                 (since 1998);                                   Income Fund, Inc.
 Northbrook, IL 60062                                     Executive Vice President
                                                         and Chief Financial Officer,
  November 8, 1943                                           Whitman Corporation
                                                               (until 1998).


  Adela Cepeda                 Director      10 Years           President,                      2             Commissioner,
   Suite 1515                                               A.C. Advisory, Inc.                               Chicago Public
70 W. Madison Street                                           (since 1995).                                     Building
 Chicago, IL 60602                                                                                              Commission;
                                                                                                             Director, Harvard
  April 30, 1958                                                                                              Club of Chicago,
                                                                                                               Fort Dearborn
                                                                                                             Income Securities,
                                                                                                              Inc. and Lincoln
                                                                                                              National Income
                                                                                                                Fund, Inc.

Roger J. Deshaies             Director      10 Years        Senior Vice President -             2            Director, Partners
Executive Offices                                             Finance, Brigham &                             Health System and
  PBB-Admin. 4                                                 Women's Hospital                              Lincoln National
 c/o Receiving                                                  (since 1998);                                Income Fund, Inc.
29 Shattuck Street                                          Senior Vice President -
 Boston, MA 02115                                           Finance, Parkview Health
                                                              System (until 1998).
August 5, 1949


  Daniel R. Toll             Director       17 Years          President, Heller                 2            Director, Lincoln
560 Green Bay Road                                         International Corporation                         National Income
    Suite 300                                                   (until 1984).                                  Fund, Inc.
Winnetka, IL 60093

 December 3, 1927

-------------

*  The Fund Complex is comprised of the Fund and Lincoln National Income Fund,
   Inc.

   As of May 1, 2002, the Directors and officers of the Fund as a group beneficially owned 20,373 shares of the Fund, representing less than 1% of the shares of Common Stock outstanding of the Fund. The table below sets forth information on each Director's ownership of shares in the Fund and in the Fund Complex.

                                     Common Stock                                     Aggregate Dollar Range of Equity
                                   Beneficially Owned   Dollar Range of Equity       Securities in All Funds Overseen by
   Name of Director                 At May 1, 2002*     Securities in the Fund           Director in Fund Complex**
-------------------------------------------------------------------------------------------------------------------------------
   Interested Directors

   Richard M. Burridge                  5,923            $50,001 - $100,000              over $100,000
     David K. Downes                    1,000            $10,001 - $50,000                    $10,001 - $50,000
   H. Thomas McMeekin                   1,338            $10,001 - $50,000                    $50,001 - $100,000

  Independent Directors

   Thomas L. Bindley                    5,000            $50,001 - $100,000              over $100,000
     Adela Cepeda                       3,795            $50,001 - $100,000              over $100,000
   Roger J. Deshaies                    2,317            $10,001 - $50,000                    $50,001 - $100,000
     Daniel R. Toll                     1,000            $10,001 - $50,000                    $50,001 - $100,000

----------
* Each Director has sole voting and investment authority over the shares shown except as follows. The Fund shares listed for Mr. Deshaies include 1,530 shares held in trust.
** The Fund Complex is comprised of the Fund and Lincoln National Income Fund, Inc.

     The members of the Nominating, Audit and Joint Transaction Committees consist of all of the Directors except Messrs. Burridge, Downes and McMeekin who, as noted above, are "interested persons" of the Fund. The Nominating Committee recommends nominees for Directors and officers for consideration by the full Board of the Fund. The Nominating Committee will consider suggestions for nominees for the Board of Directors of the Fund, if suggestions are accompanied by detailed biographical data and sent to the Secretary of the Fund by the date set forth under "Date for Stockholder Proposals" below, though the Nominating Committee is not currently soliciting such suggestions. The Audit Committee makes recommendations to the full Board of the Fund with respect to the engagement of independent auditors and reviews with the independent auditors the plan and results of the audit engagement and matters having a material effect upon the Fund's financial operations. Pursuant to an exemptive order granted by the Securities and Exchange Commission, the Joint Transaction Committee is responsible for reviewing any investments in private placement securities by the Fund in which affiliates of the Adviser are also investing. The Board of Directors of the Fund met nine times during the year ended December 31, 2001. In addition, the Audit and Nominating Committees of the Fund met three times and twice, respectively.

     During the year ended December 31, 2001, all of the current Directors attended 75% or more of the aggregate meetings of the Board of Directors and the Board committees of which such Directors were members and were eligible to attend.

     The executive officers of the Fund, other than those shown above, are:
David F. Connor (38), Secretary since October 2000; and Michael P. Bishof (39), Treasurer since January 2000. In addition, Robert D. Schwartz (43) has been a Senior Vice President of the Fund since 1993. Mr. Schwartz has been Portfolio Manager and Vice President of the Fund's Adviser since March 2000. Mr. Bishof is a Senior Vice President / Investment Accounting of Delaware Service Company, Inc., the Fund's administrator. The executive officers of the Fund are elected annually by the Fund's Board of Directors.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
                            EACH INCUMBENT DIRECTOR.

                     COMPENSATION OF DIRECTORS AND OFFICERS

     The Fund pays directors' fees to those Directors who are not affiliated with the Adviser at the rate of $7,000 per year. The Fund pays a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board meeting, a $250 fee for attendance at each Joint Transaction Committee meeting and reimburses Directors for any reasonable travel expenses incurred to attend each meeting. The Fund pays no other remuneration to its Directors and officers. In addition, the Fund provides no pension or retirement benefits to its Directors and officers.

     The following table shows compensation for the Directors of the Fund for the year ended December 31, 2001:

                                        YEAR ENDED DECEMBER 31, 2001
                                      --------------------------------
                                          TOTAL             TOTAL
                                        AGGREGATE        COMPENSATION
                                       COMPENSATION       FROM FUND
NAME                                  FROM THE FUND(1)    COMPLEX(2)
----                                  ----------------   -------------
Thomas L. Bindley                        $12,000           $23,000
Richard M. Burridge                      $11,500           $22,000
Adela Cepeda                             $12,000           $23,000
Roger J. Deshaies                        $12,000           $23,000
H. Thomas McMeekin                       $11,500           $22,000
Daniel R. Toll                           $10,000           $21,000

(1) Includes a director's fee of $7,000 per year, a $500 fee for attendance at each Board meeting and at each Audit Committee or Nominating Committee meeting which occurs separately from a Board Meeting and a $250 fee for attendance at each Joint Transaction Committee meeting.

(2) This information represents the aggregate directors' fees paid to the Directors by the Fund and Lincoln National Income Fund, Inc.

                    COMMITMENT TO GOOD CORPORATE GOVERNANCE

     The Board of Directors believes strongly that its commitment to good corporate governance greatly aids the long-term success of the Fund in delivering value to its shareholders. The Board of Directors has developed and followed a program of corporate governance, the highlights of which are described below.

The Role of Independent Directors

     The Fund's Directors acknowledge the important oversight role played by the Directors who are independent of Fund management. Independent Directors constitute a majority of the Fund's Board of Directors. In addition, the Fund's Audit Committee and Nominating Committee are comprised entirely of independent Directors.

Qualifications of the Directors

     The qualifications and experience of the individual Directors has greatly enhanced the effectiveness of the Fund's Board. When there are vacancies on the Board, the Nominating Committee seeks out new Board members whose business and educational background will make a significant contribution to the deliberations of the Board. This is reflected in the current Directors, all of whom have impressive credentials and significant expertise in investments, business or finance. Your Fund's Directors have 71 years of combined experience successfully managing the Fund on behalf of shareholders.

Audit Committee Independence and Financial Literacy

     All members of the Audit Committee are independent Directors, and the Board, in its business judgment, has determined that they meet the independence and financial literacy requirements of the New York Stock Exchange.

Directors are Shareholders

     The Board has adopted a policy that requires each Director to own shares of the Fund. This policy serves to ensure that the interests of the Board will always be aligned with those of the Fund's shareholders.

Responsiveness to Shareholders

     The Board recognizes that its most important function is to serve the best interests of the Fund's shareholders. The Board endeavors to be responsive to the concerns of the Fund's shareholders. Consider the following actions taken by your Board of Directors:

o The Directors recently destaggered the Board after a number of shareholders expressed a preference for a declassified Board structure.

o In response to shareholder concern about the discount at which the Fund's shares were trading, the Board implemented a share repurchase program that has contributed to a greatly reduced discount since the program's implementation.

o The Board recently adopted a managed distribution policy to further support the market price at which the Fund's shares trade.

o The Board discontinued the Fund's practice of retaining long-term capital gains last year in response to shareholder requests.

     The Board believes that its actions are concrete evidence of its responsiveness to the interests of all Fund shareholders.


                             AUDIT COMMITTEE REPORT

     As required by its charter, the Fund's Audit Committee has reviewed and discussed with Fund management and representatives from PricewaterhouseCoopers LLP, the Fund's independent auditors, the audited financial statements for the Fund's fiscal year ended December 31, 2001. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee also received the written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1, and discussed with a representative of PricewaterhouseCoopers LLP the independent auditor's independence. Based on the foregoing discussions with management and the Fund's independent auditors, the Audit Committee unanimously recommended to the Fund's Board of Directors that the aforementioned audited financial statements be included in the Fund's annual report to shareholders for the fiscal year ended December 31, 2001.

     As noted above, the members of the Fund's Audit Committee are: Thomas L. Bindley, Adela Cepeda, Roger J. Deshaies and Daniel R. Toll. All members of the Audit Committee meet the standard of independence set forth in the listing standards of the New York Stock Exchange. The Fund's Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A copy of the Audit Committee's charter is included in Attachment A to this proxy statement.

     A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, will be given an opportunity to make a statement, and will be available to answer appropriate questions.

     Audit Fees. The aggregate fees paid to PricewaterhouseCoopers in connection with the annual audit of the Fund's financial statements for the fiscal year ended December 31, 2001 were $33,000.

     Financial information systems design and implementation fees. There were no financial information systems design and implementation services rendered by PricewaterhouseCoopers to the Fund, its Adviser, and entities controlling, controlled by or under common control with the Adviser for the fiscal year ended December 31, 2001.

     All other fees. The aggregate fees billed for other non-audit services rendered by PricewaterhouseCoopers LLP to the Adviser and DSC and their affiliates during the fiscal year ended December 31, 2001 were $480,000.

                               LEGAL PROCEEDINGS

     Goldstein v. Lincoln National Convertible Securities Fund, Inc. In May 2000, Mr. Goldstein filed a suit against the Fund and its Directors then in office (including each current Director of the Fund except for Mr. Downes) in the U.S. District Court for the Eastern District of Pennsylvania. The plaintiff is a stockholder of LNV who, in April 2000, expressed an intention to nominate candidates for the two director positions that were to be filled at the Fund's 2000 annual shareholder meeting, to move that the shareholders of the Fund pass a certain resolution at that meeting, and to solicit proxies. The Fund informed him that it would not permit him to raise the matters he wished to raise at the 2000 shareholder meeting because he had failed to notify the Fund of his intentions prior to a published January 2000 deadline.In the action, the plaintiff claims that it was illegal for the Fund to enforce this deadline and that the defendants made false and misleading statements in the proxy materials that they disseminated in connection with the Fund's 2000 annual meeting. In April 2001, the District Court found in favor of the plaintiff, finding that under Maryland law the Fund's Directors, by precluding the plaintiff from nominating his candidates for election to the Board of the Fund and submitting his other proposal at the meeting, breached their fiduciary duty. This ruling was based on the court's conclusion that the published deadline for submitting shareholder proposals was invalid and unenforceable because it was not also reflected in the Fund's bylaws. The court also found that the Fund's Directors had omitted material facts in connection with the solicitation of proxies for the 2000 annual meeting. Although the Fund's proxy materials disclosed that the Board had implemented a classified structure as permitted by Maryland law (which structure has now been eliminated by Board action), the court ruled that the Fund's proxy materials should have stated that this was accomplished by way of an amendment to the Fund's charter documents. The Board of the Fund has appealed the decision of the District Court in this case.

            PROPOSAL NO. 2: PHILLIP GOLDSTEIN'S SHAREHOLDER PROPOSAL

THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO REQUEST THAT THE FUND BE
                          CONVERTED TO AN OPEN-END FUND

                     OPPOSITION STATEMENT OF THE DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S SELF-SERVING ATTEMPT TO OPEN-END YOUR FUND. THE DIRECTORS STRONGLY BELIEVE THIS WILL HAVE SIGNIFICANT
    ADVERSE CONSEQUENCES TO THE SHAREHOLDERS OF THE FUND. WE RECOMMEND THAT
                  SHAREHOLDERS VOTE "AGAINST" PROPOSAL NO. 2.

   Mr. Goldstein has informed the Fund that he intends to present a proposal that shareholders consider converting the Fund from a closed-end fund to an open-end fund. You may recall that Mr. Goldstein presented the identical proposal in connection with last year's annual meeting. Last year, Mr. Goldstein offered Fund shareholders only the following two sentences in support of this extremely important proposal:

   "This proposal, while not binding on the Fund, enables shareholders to vote on whether the Fund should be converted to an open-end fund. Upon conversion, there would be no discount and shareholders could redeem their shares at NAV at any time."

   Mr. Goldstein failed to mention the potential negative effects of his proposal on your investment in the Fund. By ignoring the potential negative consequences to the Fund of open-ending, Mr. Goldstein appears to be motivated by personal gain, at the expense of the Fund's long-term shareholders. The Board hopes that Mr. Goldstein will include a more meaningful and complete discussion of this proposal in his proxy materials this year. But in case he does not, the Board urges you to consider the factors discussed in detail below.

The Board of Directors unanimously opposes this Proposal.

   The Board of Directors unanimously recommends that shareholders vote AGAINST this Proposal because the Directors believe strongly that the Fund's investment objective can best be achieved in a closed-end structure. The Adviser's investment philosophy caused management to originally organize the Fund as a closed-end fund. The Fund's Board and management continue to believe that the closed-end structure best suits the Fund for the following reasons, each of which is discussed in more detail below: (i) changing the Fund's structure would require a major change in the Fund's investment strategy that would not be in the best interests of either the Fund or its shareholders; (ii) the Fund's expenses are likely to increase if the Fund is converted to an open-end fund;
(iii) potentially adverse tax consequences for the Fund and its shareholders likely would result from conversion to an open-end fund; (iv) Fund shareholders would lose their current ability to reinvest dividends and distributions at favorable rates under certain circumstances; and (v) the Board has already taken appropriate action to address the discounting of Fund shares.

     Mr. Goldstein's Proposal offers you nothing else to enhance shareholder value other than his standard approach, which is to eliminate the discount to NAV by converting to an open-end fund. However, Mr. Goldstein's approach would constrain the Fund's investment process and impose considerable costs on the Fund and its shareholders.

The differences between a closed-end fund and an open-end fund.

     Closed-end funds operate with a relatively fixed capitalization, keeping assets fully invested in pursuit of their investment goals. By their very nature, closed-end funds are not obligated to redeem their shares and, typically, do not engage in the continuous sale of new shares. The shares of closed-end funds ordinarily are traded on a securities exchange. In fact, the Fund's shares have been traded on the New York Stock Exchange ("NYSE") since the Fund's inception.

     In contrast, open-end funds issue redeemable shares. The holders of the redeemable shares have the right to surrender their shares to the fund at any time and obtain in return the NAV of the shares (less any redemption fee charged by the fund or any contingent deferred sales charge imposed by the fund's distributor). Since an open-end fund generally is required to redeem its shares at any time, it must keep on hand cash or securities that can be readily sold to raise cash to meet such redemptions. Because cash outflows from redemptions eventually could drain the investment capital from a fund, most open-end funds seek to offset this by raising new capital from the sale of new shares to investors on a continuous basis. However, given the uncertainties arising out of the continuous offering of shares, the size of the asset base of an open-end fund is likely to be much more volatile than is normally the case for closed-end funds.

Conversion to an open-end fund would negatively affect the Fund and its shareholders.

     The effects on your Fund's portfolio. The Fund's investment objective is a high level of total return on its assets through a combination of capital appreciation and current income. The Fund's Adviser, the Fund's management and the Directors strongly believe that the best way for the Fund to pursue its objective is to be fully invested in convertible securities, holding those securities for a sufficiently long period of time to allow them to appreciate in value. The Fund's closed-end structure provides the manager with increased investment flexibility to acquire less liquid securities, which can offer potentially greater returns, and allows the Fund to maintain a longer investment horizon. In fact, the closed-end structure is especially appropriate for the Fund because it is so heavily invested in convertible securities, many of which are issued by small and mid-cap companies and which are less liquid than other types of investments. Management and the Board believe that the closed-end fund structure is the best means to pursue this long-term investment philosophy.

     Based on the experiences of other closed-end funds that have converted to open-end funds, converting the Fund to an open-end format likely would cause a substantial decline in the Fund's asset size because of redemptions. A loss of economies of scale may result, with a corresponding increase in the Fund's expense ratio, because fixed expenses would be spread across a smaller asset base. Substantial redemptions also might require your Fund to sell portfolio securities at inopportune times and incur increased transaction costs in order to raise the cash necessary to accommodate such redemptions. Going forward, the cash reserves required to meet anticipated redemptions in an open-end format typically will be invested in lower-yielding assets, thus negatively impacting the Fund's performance and the return on your investment. The need to maintain such reserves also could reduce the Fund's investment flexibility and prevent the Fund from taking advantage of attractive investment opportunities when they occur, thus adversely affecting long-term performance. Moreover, conversion to an open-end format would require the Fund to focus more on short-term considerations, which would disrupt the Fund's investment program and would not, in management's judgment, be in the best interests of either the Fund or all of its shareholders.

     The effects on the Fund's shareholders. Mr. Goldstein is known throughout the closed-end fund industry as a shareholder who targets closed-end funds trading at discounts and tries to force them to open-end. It appears that his primary objective is to reap a quick short-term profit when a fund's discount narrows. The goal of Mr. Goldstein's arbitrage strategy is very different from the goals of long-term shareholders who seek the superior long-term returns the Fund endeavors to provide.

     Closed-end mutual funds often trade at a discount to net asset value. No one has been able to explain why this occurs or how it can be prevented on a long-term basis. What we do know is that the closed-end structure of the Fund allows its investment manager to follow an investment strategy using convertible securities of small and mid-cap issuers which produces competitive long-term returns for our shareholders.

     As noted above, the Fund was originally organized as a closed-end fund because of the long-term nature of its investment program as described in the Fund's prospectus dated June 19, 1986. Many shareholders invested in Fund shares in reliance upon the terms of the prospectus and the investment program it details. The fact that closed-end funds often trade at a discount to NAV is well understood throughout the industry and, in fact, the Fund's prospectus specifically warns shareholders that the Fund cannot predict whether its shares will trade at, below, or above NAV. Following Mr. Goldstein's logic would lead one to conclude that the vast majority of closed-end mutual funds should be open-ended or liquidated, solely because they often trade at a discount to NAV, irrespective of their long-term total return performance for their shareholders. Furthermore, since this marketplace fact of life is so well known, and apparently of such concern to Mr. Goldstein, one can reasonably question why an investment professional such as he would invest in a fund with a discount, unless his real motive is to reap a short-term profit at the expense of those long-term shareholders who acquired Fund shares because of the special long-term investment opportunities presented by the Fund's investment program, which is optimized by the Fund's closed-end structure.

     Although it is true that open-ending the Fund will result in the elimination of the Fund's discount, we believe that even though the discount would disappear, the value of the investment to shareholders wishing to remain invested in the Fund would be significantly impaired. Those shareholders that remain in the Fund after Mr. Goldstein's desired conversion potentially would suffer from both lower returns and higher expense ratios.

     Increased Operating Expenses. The Directors believe that preserving the closed-end format of the Fund is likely to result in a lower operating expense ratio than would be the case with an open-end fund. You should be aware that open-end funds have a number of additional expenses inherent in the management of their operations that closed-end funds do not incur. If the Fund were to convert to an open-end fund, your Fund, as noted above, would likely experience substantial redemptions. In order to protect against the possibility that it might have a higher expense ratio as a much smaller fund, the Fund would be required to engage in a continuous public offering intended, at a minimum, to offset redemptions. A continuous public offering of Fund shares would require the Fund to maintain current registrations under federal and state securities laws and regulations, which would involve certain costs. Many open-end funds charge either front-end or back-end sales loads on their shares to compensate dealers for their sales efforts in connection with increasing the shareholder and asset base of the fund to offset redemptions. These charges would increase an investor's costs of either buying, or redeeming, fund shares. In addition, funds that offer shares continuously typically charge distribution fees, called Rule 12b-1 fees, to help defray the associated distribution costs that are incurred in the marketing and selling of fund shares. Moreover, the Fund would incur extra printing costs and the many other expenses associated with maintaining a current prospectus. Finally, significant additional legal and accounting expenses also would be incurred. As an open-end fund, the Fund likely would incur these various charges, and if the Fund were unable to raise significant new assets, and there were more redemptions than sales, the Fund's expense ratio likely would increase from its current level.

     Negative Tax Ramifications. If your Fund converts to an open-end structure, it may be required to sell appreciated securities in order to meet redemption requests. As a result, short-term and long-term capital gains might be generated, which would increase the amount of taxable distributions to shareholders. Net realized capital gains would be allocated to a smaller base of remaining shareholders, and those remaining shareholders would recognize and pay taxes on that greater amount of capital gain than would otherwise be the case. On the other hand, the Fund might be required to sell securities at a loss, which might otherwise have been avoided had the Fund been able to retain those securities rather than being forced to sell in order to meet requests for redemptions. Losses realized by the Fund resulting from the forced sales of depreciated securities could potentially reduce amounts distributable to shareholders. Accordingly, those shareholders who do not redeem shares will be impacted to a greater extent than those who do redeem shares. In either case, the Fund may be required to dispose of a significant amount of its assets to satisfy potentially large redemption requests after the proposed conversion, and might find it more difficult to satisfy certain diversification requirements applicable to investment companies for tax purposes.

     Loss of NYSE Listing. Conversion to an open-end fund would result in the loss of the Fund's current listing on the NYSE which could be disadvantageous to the Fund, since some investors, particularly foreign and certain institutional investors subject to restrictions with respect to their portfolios, are believed to consider listing on the NYSE an important factor in their decision to invest in the Fund. Accordingly, the Fund could experience redemptions from these shareholders, decreasing Fund assets and increasing potential cash flow concerns. Although delisting would save the Fund the expense of annual NYSE fees, as an open-end fund, as mentioned above, the Fund would be required to pay state and federal securities registration fees, which could offset, or even exceed, that savings.

     Reinvestment of Dividends and Distributions. Shareholders of the Fund currently may participate in the Fund's Automatic Dividend Reinvestment Plan under which cash distributions may be reinvested through the purchase of additional shares at market prices (which are currently reflecting a discount from NAV). If the Fund remains a closed-end fund, shareholders would continue to be able to take advantage of this plan and reinvest dividends in this manner. In contrast, as an open-end fund, all dividends and distributions would be reinvested at NAV.

The Board has already taken decisive action to address the discount.

     Although the Board believes that your Fund benefits from its structure as a closed-end fund, the Directors understand that many shareholders are concerned about the trading of Fund shares at a discount to NAV. In response to these concerns, the Board has taken action to address the Fund's discount to NAV through the share repurchase program and the managed distribution policy discussed below.

     Share Repurchase Program. The Board has adopted an open-market share repurchase program to help reduce the Fund's discount, which the Board believes has resulted in a measurable benefit to shareholders. Under the share repurchase program the Fund is authorized, from time to time, to repurchase shares of the Fund in open-market transactions, at the discretion of management. Not only has the repurchase program provided liquidity to those who wish to sell their shares, the Board believes that it has also increased the NAV of the portfolio for those who have wished to remain. From March 22, 2000 through May 31, 2002 the Fund repurchased 543,700 shares at a cost of $8,741,781. This represents approximately 8.5% of the shares originally issued and has increased the portfolio's NAV by approximately $0.25 per share. The Board believes that the share repurchase program has contributed to a significant reduction in the Fund's discount. At the time the Board implemented the share repurchase program on March 22, 2000, the Fund's shares were trading at a 23.8% discount. For the year ended May 31, 2002, the Fund has traded at an average discount of 10.11%. On a year-to-date basis through May 31, 2002, the Fund's average discount narrowed to 8.92%. As of June 21, 2002, the discount had been reduced to 5.81%. The Board believes that the dramatic reduction in the discount demonstrates the effectiveness of the share repurchase program implemented by the Board. At its February 2001 meeting, the Board reviewed the share repurchase program, its impact on the Fund's discount to NAV, and the resulting benefits to shareholders, and determined to expand its share repurchase program.

     Managed Distribution Policy. The Board recently adopted a managed distribution policy in its continuing effort to address the discount. Under the new managed distribution policy, the Fund intends to pay a fixed quarterly dividend primarily from ordinary income, with the balance coming from capital gains or return of capital. The Board believes that the resulting increase in the Fund's current yield may further support the market price at which the Fund's shares trade.

     Competitive Historical Fund Performance. The Board of Directors has successfully worked with the Fund's Adviser to help achieve competitive results on your behalf. For the 10 year period ended on May 31, 2002, the average annual total return for the Fund at NAV was 8.87% (assumes reinvestment of dividends and distributions and adjusted to reflect the long-term capital gains paid by the Fund, a tax credit for which was passed along to Fund shareholders). Part of the reason that the Fund has been able to provide these returns is that, as a closed-end fund, it invests in relatively less liquid securities with high growth potential, and also stays more fully invested while maintaining generally smaller cash positions. The Fund would lose its ability to maintain this investment program if it were required to make provisions for redemptions as a result of conversion to an open-end fund.

     The Directors recognize that the Fund's performance will not be determined entirely by the closed-end structure of the Fund, and that other key factors include the quality of Fund management and the timeliness of the Fund's investment strategy. The Directors do, however, believe that the closed-end structure is important to enable the Fund to pursue investment strategies that best position the Fund to achieve its investment objective. The Directors believe that the costs and disadvantages of open-ending, including the fundamental changes to the Fund's portfolio management and operation, and the increased expenses that would necessarily be borne by the Fund and its shareholders, cannot be justified.

     While the Directors continue to seek appropriate methods to reduce the discount and to maximize investor returns, they remain committed to the closed-end structure that has helped the Fund achieve its competitive long-term results. As stated previously, the Board has determined the Fund's current closed-end structure allows for greater investment flexibility while maintaining a longer investment horizon.

     The Board strongly believes that there are significant adverse consequences attendant to the Fund's conversion to an open-end fund, and, thus, emphatically urges shareholders to vote against Mr. Goldstein's proposal.

Approval of this Proposal will not automatically cause the Fund to become an open-end fund.

     This Proposal No. 2, if approved, will not have the effect of automatically converting the Fund from a closed-end fund to an open-end fund. Under Maryland law, shareholders may only request that the Board consider whether the Fund should be converted to an open-end fund. If, after further evaluation, the Board were to determine that such a conversion would be in the best interests of the Fund and its shareholders, the Board would then conduct another proxy solicitation to recommend that shareholders vote to approve an amendment to the Fund's Articles of Incorporation, as well as the other various measures that would need to be implemented if the Fund were to operate as an open-end investment company. For example, the Directors also would need to consider the adoption of a distribution agreement to provide for the continuous offering of Fund shares, as well as other distribution related actions. In addition, if the Directors believe that immediately following a conversion to open-end status there would likely be significant redemptions of shares that would disrupt long-term portfolio management of the Fund and harm the interests of the remaining shareholders, the Directors may determine to impose a temporary redemption fee as a protective measure for the remaining shareholders. However, even after consideration of all relevant circumstances, the Board may continue to maintain its current view that the Fund's best interests are served by the Fund continuing as a closed-end fund, and may therefore determine to take no further action to convert the Fund to an open-end structure. At this time, for the reasons set forth below in this Proposal No. 2, the Directors strongly believe that the continued operation of the Fund as a closed-end fund is in the best long-term interests of the Fund and its shareholders.

     Required Vote. The affirmative vote of a majority of votes cast at the Annual Meeting would be required to approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST"
                                 PROPOSAL NO. 2.

            PROPOSAL NO. 3: PHILLIP GOLDSTEIN'S SHAREHOLDER PROPOSAL
        THE APPROVAL OR REJECTION OF A SHAREHOLDER PROPOSAL TO AMEND THE FUND'S BYLAWS TO PRECLUDE THE NOMINATION FOR ELECTION TO THE BOARD OF PERSONS WHOM A COURT HAS FOUND TO HAVE BREACHED THEIR FIDUCIARY DUTIES
                                TO SHAREHOLDERS

                     OPPOSITION STATEMENT OF THE DIRECTORS

     YOUR BOARD OF DIRECTORS UNANIMOUSLY OPPOSES MR. GOLDSTEIN'S PROPOSAL. THE DIRECTORS BELIEVE THAT THIS PROPOSAL IS SIMPLY A BACKDOOR ATTEMPT BY
     MR. GOLDSTEIN TO FURTHER HIS SELF-SERVING AGENDA OF SEIZING CONTROL OF
               YOUR FUND. WE RECOMMEND STRONGLY THAT SHAREHOLDERS
                         VOTE "AGAINST" PROPOSAL NO. 3.

     The Board believes that Mr. Goldstein's bylaw proposal is nothing more than a ploy to seize control of your Fund by attacking the Directors' integrity. Before casting your vote, the Board urges shareholders to consider this proposal in the broader context of Mr. Goldstein's self-serving agenda.

     Mr. Goldstein has designed his bylaw proposal to cleverly preclude the reelection of a number of your Directors based on a holding in a case that is still under review and the final outcome of which is far from certain. Furthermore, Mr. Goldstein seeks to replace your Directors with a group of thus-far unidentified dissidents without giving shareholders a meaningful opportunity to vote on their election. ACT WITH CAUTION: While Mr. Goldstein's proposal may seem reasonable on its face, its true purpose is to turn over control of your Fund to Mr. Goldstein.

     Mr. Goldstein wants you to believe that the actions taken by the Board more than 2 years ago in opposition to his proposals are equivalent to the misconduct of corporate directors in a number of recent high profile scandals. Nothing could be further from the truth and we urge you not to be misled. The Board believes that Mr. Goldstein's message is defamatory and misleading, and is designed to mask his true objectives. As noted above, the lower court in the Goldstein case held that by enforcing an advance notice provision later determined to be invalid and precluding Mr. Goldstein's proposals at the 2000 annual meeting, the Directors breached their fiduciary duty to shareholders. The court's finding was based largely on its interpretation of a then recently enacted Maryland statute that was inherently ambiguous. The court held that the Fund's advance notice provision was invalid because it was not reflected in the Fund's bylaws, notwithstanding the fact that the deadline for submitting shareholder proposals for the 2000 annual meeting had been published more than a year before that meeting. This was a novel issue of Maryland corporate law that had not been previously considered by any court. When the Board enforced the advance notice provision after Mr. Goldstein presented his proposals more than two months after the published deadline, the Board did so in good faith based on its interpretation of the Maryland statute, an interpretation that the Board continues to believe was correct. Do not be misled by Mr. Goldstein's populist rhetoric: the actions of your Board are clearly distinguishable from the highly publicized scandals involving corporate directors that Mr. Goldstein makes reference to in his proxy materials.

     This bylaw proposal is simply another means by which Mr. Goldstein is attempting to exert control over your Fund to advance his narrow, personal agenda of open-ending the Fund in order to reap a quick profit at the expense of long-term shareholders. The Board believes that you should be particularly concerned about Mr. Goldstein's intent to elect a group of his hand-picked nominees to the Board without giving all Fund shareholders a meaningful opportunity to evaluate their qualifications and fitness to serve on the Board. It is inappropriate for Mr. Goldstein to attempt to bypass the normal electoral process to elect his nominees to the Board and take control of your Fund.

     Required Vote. The affirmative vote of a majority of votes cast at the Annual Meeting would be required to approve this Proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST"
                                 PROPOSAL NO. 3

                            SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Fund for use at the Annual Meeting. The cost of this proxy solicitation will be borne by the Fund. In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. In addition to solicitation services to be provided by D.F. King & Co., Inc. ("D.F. King"), as described below, proxies may be solicited by the Fund and its Directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries) and/or regular employees of the Fund's Adviser, administrator, stock transfer agent, or any of their affiliates. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock of the Fund, and such persons will be reimbursed for their expenses. Although no precise estimate can be made at the present time, it is currently estimated that the aggregate amount to be spent in connection with the solicitation of proxies by the Fund (excluding the salaries and fees of officers and employees) will be approximately $120,000 and that the total cash expenditure to date relating to the solicitation has been under $30,000. These estimates include fees for attorneys, accountants, advisers, proxy solicitors, advertising, printing, distribution and other costs incidental to the solicitation.

     The Fund has retained D.F. King at a fee estimated not to exceed $60,000, plus reimbursement of reasonable out-of-pocket expenses, to assist in the solicitation of proxies (which amount is included in the estimate of total expenses above). The Fund has also agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities under the federal securities laws. D.F. King anticipates that approximately 50 of its employees may solicit proxies. D.F. King is located at 77 Water Street, New York, New York 10005.

                                  PARTICIPANTS

     Because Mr. Goldstein has filed a Dissident Proxy and, thus, has announced his intent to commence a proxy contest, the SEC requires the Fund to provide stockholders with certain additional information relating to "participants" as defined in the SEC's proxy rules. Pursuant to those rules, the Fund's Directors are, and certain employees and agents of the Fund may be, deemed to be "participants." Unless otherwise indicated below, the address of the participants described below is the address of the Fund's principal executive offices. Except as indicated below, no participant has purchased or sold or otherwise acquired or disposed of any shares of Common Stock of the Fund in the last two years. Information with respect to the participants' beneficial ownership of Common Stock of the Fund is as of May 1, 2002.

     Thomas L. Bindley is a Director of the Fund. Since 1998, Mr. Bindley has been President of Bindley Capital Corporation, a consulting and financial advisory firm located at 707 Skokie Blvd, Suite 600, Northbrook, Illinois 60062. Mr. Bindley is the beneficial owner of 5,000 shares of Common Stock of the Fund, which he acquired between December 1 and December 15, 1998.

     Richard M. Burridge, Sr. is a Director of the Fund. Since 2000, he has been Vice President of UBS/PaineWebber, and investment firm with offices at 1 North Wacker Drive, Suite 2500, Chicago, Illinois 60606. Mr. Burridge is the beneficial owner of 5,923 shares of Common Stock of the Fund.

     Adela Cepeda is a Director of the Fund. Since 1995, Ms. Cepeda has been the President of A.C. Advisory, Inc., a financial advisory firm located at 70 W. Madison Street, Suite 2100, Chicago, Illinois 60602. Ms. Cepeda is the beneficial owner of 3,795 shares of Common Stock of the Fund, which includes 2,000 shares of Common Stock she acquired on November 1, 1999.

     David F. Connor is the Secretary of the Fund. Since July 2000, Mr. Connor has been Vice President and Deputy General Counsel of Delaware Management Company.

     Roger J. Deshaies is a Director of the Fund. Since 1998, Mr. Deshaies has been Senior Vice President, Finance of Brigham and Women's Hospital, located at Executive Offices PBB-Admin. 4, 4020 Shattuck Street Receiving, Boston, Massachusetts 02115. Mr. Deshaies is the beneficial owner of 2,317 shares of Common Stock of the Fund.

     David K. Downes is a Director of the Fund and has been President of the Fund since February 2001. Mr. Downes is Executive Vice President, Chief Financial Officer, Chief Operating Officer and Trustee of Delaware Management Business Trust (of which the Adviser is a series). Mr. Downes is the beneficial owner of 1,000 shares of Common Stock of the Fund which he acquired on April 9, 2002.

     Barbara S. Kowalczyk is a Senior Vice President and Director, Corporate Planning & Development of Lincoln National Corporation, the parent corporation of the Fund's Adviser, located at 1500 Market Street, Philadelphia, Pennsylvania 19102.

     H. Thomas McMeekin is a Director of the Fund. Since 2001, Mr. McMeekin has been a Managing Director of Prudential Investment Management, located at Gateway Center Four, 100 Mulberry Street, 7th Floor, Newark, New Jersey 07102. Mr. McMeekin is the beneficial owner of 1,338 shares of Common Stock of the Fund.

     Daniel R. Toll is a Director of the Fund. Mr. Toll is a corporate and civic director, and his business address is 560 Green Bay Road, Suite 300, Winnetka, IL 60093. He is the beneficial owner of 1,000 shares of Common Stock of the Fund.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Fund's executive officers, Directors and 10% stockholders and certain persons who are directors, officers or affiliated persons of the Adviser are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Fund. Based solely on a review of copies of such reports furnished to the Fund through the date hereof, or written representations that no reports were required, the Fund believes that during fiscal year 2001 the filing requirements applicable to the above-mentioned persons were met.

                    SHAREHOLDERS OWNING 5% OR MORE OF A FUND

     As of the record date, May 1, 2002, Cede & Co., P.O. Box 20, Bowling Green Station, New York, NY 10004, was the owner of record of 5,294,731 shares (91%) of the outstanding Common Stock of the Fund. Such shares are believed to be held on behalf of the beneficial owners of the shares. Based on Schedule 13G filings made with the Securities and Exchange Commission, the Fund believes that as of the record date: Deep Discount Advisors, Inc., One West Pack Square, Suite 777, Asheville, NC 28801 beneficially owned 411,100 shares (7.05%) of the Fund's outstanding Common Stock, and Financial & Investment Management Group, Ltd., 417 St. Joseph St., Suttons Bay, MI 49682 beneficially owned 628,069 shares (10.8%) of the Fund's outstanding Common Stock. Other than as reported herein, the Fund has no knowledge of beneficial ownership of its shares.

                         DATE FOR STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the next Annual Meeting and be included in the proxy statement and proxy of the Fund must be in proper form and must be received on or before January 9, 2003. Any stockholder proposals intended to be presented at the next Annual Meeting, but not to be included in the proxy statement and proxy of the Fund, must be in proper form and must be received on or before March 25, 2003. All such proposals should be sent to the Secretary of the Fund, One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103. The inclusion and/or presentation of any such proposal is subject to the applicable requirements of the proxy rules under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The Board of Directors of the Fund does not know of any other matter or business that may be brought before the Annual Meeting. However, if any such matter or business properly comes before the Annual Meeting, it is intended that the persons named as proxies in the enclosed Proxy Card will vote in accordance with their best judgment.

                                        /s/ David F. Connor
                                        ---------------------
                                        David F. Connor
                                        Secretary

Dated July 1, 2002

  YOUR VOTE IS IMPORTANT! YOU ARE URGED TO SIGN, DATE AND MAIL YOUR NEW WHITE
                                PROXY PROMPTLY.

                                  ATTACHMENT A

               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

                       LINCOLN NATIONAL INCOME FUND, INC.

                            AUDIT COMMITTEE CHARTER

Statement of Policy
-------------------

     Each Audit Committee shall oversee the audit process and provide assistance to the Fund's Directors in fulfilling their responsibilities to the Fund relating to the fund accounting and reporting practices of the Fund, and the quality and integrity of the financial reports of the Fund. The Audit Committee's role is clearly one of overview and review and not of direct management of the fund accounting, reporting or audit processes. It is the responsibility of the Audit Committee to maintain a free and open means of communication among the Directors, the independent accountants and the Fund's officers.

     The outside auditor for the Fund shall be ultimately accountable to the Board of Directors and this Committee. This Committee and the Board of Directors shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or, alternatively, to nominate the outside auditor to be proposed for shareholder approval in any proxy statements).

Membership
----------

   The Audit Committee shall consist of a Chairman and at least two other Board members, all of whom shall have no relationship to the Fund that may interfere with the exercise of their independence from management and the Fund. The independence of the members of this Committee shall be interpreted in accordance with the Rules of the New York Stock Exchange regarding Audit Committee as promulgated from time to time. Each member of the Audit Committee shall be financially literate in the reasonable business judgement of the Board of Directors, or become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise in the reasonable business judgement of the Board of Directors.

Principal Functions
-------------------

     The Audit Committee Shall:

     1. Review and reassess the adequacy of this charter on an annual basis. The Committee Chairman shall insure that the Fund provides the New York Stock Exchange written confirmation regarding: (1) any determination that the Board of Directors has made regarding the independence of Directors; (2) the financial literacy of the Audit Committee members;
         (3) the determination that at least one of the Audit Committee members has accounting or related financial management expertise; and (4) the annual review and reassessment of the adequacy of this Charter.

     2. Review the audit reports of the Fund prepared by its designated certified public accounting firm outside auditor, recommend the selection of an outside auditor for the ensuing year, review the audit and non-audit fees paid to the Fund's certified public accountants, and review in draft form the Annual Report, SEC 10-K, and Annual Proxy Statements for recommendation to the full Board.

     3. Ensure that the outside auditor submits on a periodic basis to this Committee a formal written statement delineating all relationships between the auditor and the Fund. This Committee shall also actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectively and independence of the outside auditor and shall make recommendations to the Board of Directors to take appropriate action in response to the outside auditors report to satisfy itself of the outside auditors' independence.

     4. Review, in consultation with the independent accountants, the conduct and results of each external audit of the financial statements of the Fund, each certification, report or opinion rendered by the independent accountants in connection with each audit, each related management letter, and management's responses to any recommendations made by the independent accountants in connection with each audit.

     5. Review, in consultation, as appropriate, with the independent accountants, the Fund's officers and the service contractors;

         a) Any disputes between the service contractors and the independent accountants that arise in connection with the audits and/or preparation of the financial statements;

         b) The independent accountant's review of each Fund's accounting and internal control procedures to check compliance with the rules and regulations of the SEC and other applicable requirements; and

         c) The review by the independent accountants (or other independent accountants) of the accounting and internal control procedures of the Fund's custodians and transfer agent to check compliance with the rules and regulations of the SEC and other applicable requirements.

         d) Consider, in consultation with the independent accountants and the Fund's officers, the scope and plan of forthcoming external audits and the review of the Fund's accounting and internal control procedures.

     6. Consider, when presented by the Fund's officers, the service contractors or the independent accountants, material questions of choice with respect to appropriate accounting principles and practices to be used in the preparation of the Fund's financial statements.

     7. Have the power to inquire into any financial matters in addition to those set forth above.

     8. Review, in consultation with the Fund's officers and/or service contractors, any proposal to employ the independent accountants to render consulting or other non-audit services.

     9. Report to the entire Fund's Board periodically and as requested on the performance of its responsibilities and its findings.

     10. Perform such other functions as may be assigned to it by law, the Fund's charter, declaration of trust or by-laws, or by the Board.

Resource and Staff Assistance
-----------------------------

     The appropriate officers of the Fund shall provide or arrange to provide such information, data and services as the Audit Committee may request. The Audit Committee shall consult as they deem appropriate with personnel of the Fund, and/or others whose views would be considered helpful to the Audit Committee.

Meetings
--------

     The Audit Committee shall meet at least twice each year, to determine the firm to be recommended to be employed as the Fund's independent accountants and the proposed terms of such engagements, to discuss and approve the scope of the next year's audit of the financial statements, and to review the results of the audit for the prior year. The Audit Committee shall meet with the Fund's independent accountants at least once annually outside the presence of the Fund's officers and management representatives.

                               I M P O R T A N T

     Your vote is important. Regardless of the number of shares of the Fund's common stock you own, please vote as recommended by your Board of Directors by taking these two simple steps:

     1. PLEASE SIGN, DATE AND PROMPTLY MAIL the enclosed new WHITE proxy card in the postage-paid envelope provided, even if you have already mailed the proxy card we sent you before Mr. Goldstein began his latest proxy contest.

     2. DO NOT RETURN ANY PROXY CARD sent to you by Mr. Goldstein, not even as a vote of protest.

     IF YOU VOTED MR. GOLDSTEIN'S PROXY CARD BEFORE RECEIVING YOUR NEW WHITE PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY SIGNING, DATING AND MAILING THE ENCLOSED NEW WHITE PROXY CARD. THIS WILL CANCEL YOUR EARLIER VOTE. REMEMBER, ONLY YOUR LATEST DATE PROXY CARD WILL COUNT AT THE ANNUAL MEETING.

                  Instructions for "Street Name" Shareholders

     If you own your shares in the name of a brokerage firm (or other nominee), only your broker can vote your shares on your behalf and only after receiving your specific instructions. Please call your broker and instruct him/her to execute a new WHITE card (or voting instruction form) on your behalf. You should also promptly sign, date and mail your new WHITE card (or voting instruction form) when you receive it from your broker. Please do so for each separate account you maintain.

     You should return your new WHITE proxy card at once to ensure that your vote is counted.

      If you have any questions or need assistance in voting your shares, please call D.F. King & Co., Inc. which is assisting us,
                          toll-free at 1-800-659-5550.

                       This Page Intentionally Left Blank

Lincoln National Convertible
Securities Fund, Inc.

PROXY STATEMENT

Notice of Annual Meeting
of Shareholders

August 15, 2002

                                 LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC. (the "Fund")
                                         ANNUAL MEETING OF STOCKHOLDERS - AUGUST 15, 2002
                                   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David K. Downes and David F. Connor, or either of them, with the right of substitution, proxies of the undersigned at the Annual Meeting of Stockholders of the Fund indicated on this form to be held at the offices of Delaware
Investments, Two Commerce Square, 2001 Market Street, 2nd Floor, Philadelphia, Pennsylvania 19103 on Thursday August 15, 2002 at
10:00 A.M. (EDT), or at any postponement or adjournments thereof, with all the powers which the undersigned would possess if personally present, and instructs them to vote all of the shares of common stock of the Fund held by the undersigned, thereby revoking all previous proxies, upon any matters which may properly be acted upon at this meeting. Please refer to the proxy statement for a discussion of each of these matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
"FOR" PROPOSAL NO. 1, AND "AGAINST" PROPOSALS NO. 2 AND NO.3. THE PERSONS NAMED ON THE PROXY CARD WILL USE THEIR DISCRETION TO
VOTE ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF, PLEASE COMPLETE
AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.
                                                                               Date________________________________________ , 2002
                                                                               ---------------------------------------------------
                                                                               |                                                 |
                                                                               |                                                 |
                                                                               ---------------------------------------------------
                                                                               Signature(s) (Joint Owners) (PLEASE SIGN WITHIN BOX)

                                                                               PLEASE DATE AND SIGN NAME OR NAMES ABOVE AS PRINTED
                                                                               ON THIS CARD TO AUTHORIZE THE VOTING OF YOUR SHARES
                                                                               AS INDICATED. WHERE SHARES ARE REGISTERED WITH
                                                                               JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS
                                                                               SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR OTHER
                                                                               REPRESENTATIVE SHOULD GIVE FULL TITLE AS SUCH.

Please fill in box(es) as shown using black or blue ink. [X]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
PROPOSAL NO. 1.
                                                                                FOR                WITHHOLD              FOR ALL
1. To elect the following nominees as Directors of the Fund.                    ALL                  ALL                 EXCEPT

   1) Thomas L. Bindley         5) David K. Downes                              [ ]                  [ ]                   [ ]
   2) Richard M. Burridge       6) H. Thomas McMeekin
   3) Adela Cepeda              7) Daniel R. Toll
   4) Roger J. Deshaies

__________________________________________________________________
If you checked "For All Except," write the withheld nominees's name above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST"
PROPOSALS NO. 2 AND NO.3.
                                                                                FOR                AGAINST              ABSTAIN
2. To vote on Phillip Goldstein's proposal to request that the Fund be
   converted to an open-end fund.                                               [ ]                  [ ]                   [ ]

3. To vote on Phillip Goldstein's proposal to amend the Fund's by-laws          [ ]                  [ ]                   [ ]
   to impose certain qualifications applicable to nominees for election to the Board as described in the proxy statement.